Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on the Form S-8 of our report dated March 9, 2017 relating to our audit of the consolidated financial statements of Investar Holding Corporation and the effectiveness of internal control over financial reporting of Investar Holding Corporation included in the December 31, 2016 annual report on Form 10‑K of Investar Holding Corporation, incorporated by reference herein.

/s/ Postlethwaite and Netterville, APAC
Baton Rouge, Louisiana
May 25, 2017